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                                  EXHIBIT 21.1

                     SUBSIDIARIES OF RELIANT RESOURCES, INC.

         Pursuant to Item 601(b)(21)(ii) of Regulation S-K, we have omitted subsidiaries that when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of our last fiscal year.

Reliant Energy Corporate Services, LLC
Reliant Energy Retail Holdings, LLC
Reliant Energy Customer Care Services, LLC
Reliant Energy Retail Services, LLC
RE Retail Receivables, LLC
Reliant Energy Solutions Holdings, LLC
Reliant Energy Services, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Power Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Northeast Generation, Inc.
Reliant Energy Mid-Atlantic Power Holdings, LLC
Reliant Energy New Jersey Holdings, LLC
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Solutions East, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Seward, LLC
Reliant Energy Aurora Holding Corp.
Reliant Energy Aurora, LP
Reliant Energy Choctaw County, LLC
Reliant Energy Florida Holdings, LLC
Reliant Energy Indian River, LLC
Reliant Energy New Smyrna Beach, LLC
Reliant Energy Osceola, LLC
Reliant Energy Winter Haven, LLC
Reliant Energy California Holdings, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy Bighorn, LLC
Orion Power Holdings, Inc.
Orion Power Capital, LLC
Orion Power MidWest LP, LLC
Orion Power MidWest, L.P
Twelvepole Creek, LLC
Orion Power New York LP, Inc.
Orion Power New York, L.P.
Astoria Generating Company, L.P.
Erie Boulevard Hydropower, LP
Orion Power Development Company, Inc
Liberty Member, LLC
Liberty MidAtlantic, LLC
Liberty Electric PA, LLC
Liberty Electric Power, LLC